UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 14, 2022

(Date of Report: Date of earliest event reported)

Middlefield Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio

(State or other jurisdiction of incorporation)

001-36613

(Commission File Number)

34-1585111

(I.R.S. Employer Identification Number)

15985 East High Street

Middlefield, Ohio 44062

(Address of principal executive offices, including zip code)

(440) 632-1666

(Registrant’s telephone number, including area code)

(not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MBCN	The NASDAQ Stock Market, LLC
(NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Succession

Thomas G. Caldwell notified Middlefield Banc Corp. (the “Company”) of his decision to resign from the Board of Directors of the Company effective at the close of business on March 31, 2022. Mr. Caldwell informed the Company that his decision to resign is not the result of any disagreement with management or the Board of Directors on any matters relating to the Company’s operations or practices.

The Company previously reported in June, 2021 that Mr. Caldwell would retire as President and Chief Executive Officer of the Company and The Middlefield Banking Company as of March 31, 2022 and that Mr. Caldwell intended to complete his term as director that would end at the Company’s 2022 annual meeting of shareholders.

The Board of Directors has taken action to reduce the size of the Board of Directors from ten to nine effective as of April 1, 2022.

The Board of Directors has appointed James R. Heslop, II as the Company’s President and Chief Executive Officer, succeeding Mr. Caldwell. Mr. Heslop, age 68, currently Executive Vice President, Chief Operating Officer and Director of the Company, will assume the role of President and Chief Executive Officer of the Company upon Mr. Caldwell’s retirement on April 1, 2022. At the same time, Mr. Heslop will also assume the role of President and Chief Executive Officer of the Company’s subsidiary, The Middlefield Banking Company (the “Bank”). Mr. Heslop has served as Executive Vice President and Chief Operating Officer of the Bank since 1996 and Executive Vice President and Chief Operating Officer of the Company since 2000. He has been a director of the Bank since July 1999 and a director of the Company since November 2001.

Mr. Heslop does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Changes in Compensation for Mr. Heslop

In connection with his promotion, Mr. Heslop will receive an increase in his base salary, effective April 1, 2022, from $262,912 to $325,000. Mr. Heslop’s potential cash incentive under the Bank’s Annual Incentive Plan will be adjusted to the level previously established by the Board of Directors for the President and Chief Executive Officer position. The Annual Incentive Plan is a short-term cash incentive plan that rewards employees with additional cash compensation if specific objectives are achieved. As President and Chief Executive Officer of the Bank, Mr. Heslop will be eligible for a cash bonus in an amount ranging from a minimum of 12% of his salary if actual performance is 90% of targeted performance goals established by the Bank’s Compensation Committee, 24% of salary if actual performance is 100% of targeted performance goals, and a maximum of 36% of salary if actual performance is 110% or more of targeted performance goals. Mr. Heslop’s annual award under the Annual Incentive Plan will be exclusively determined by the Bank’s performance. A copy of the Annual Incentive Plan is included as exhibit 10.22 to the Form 8-K Current Report that the Company filed with the Securities and Exchange Commission on March 12, 2019.

ITEM 7.01.	REGULATION FD DISCLOSURE

On February 17, 2022, the Company issued a press release announcing Mr. Caldwell’s upcoming retirement and the Company’s appointment of Mr. Heslop to Mr. Heslop’s new position. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

The following exhibit is furnished to this Current Report on Form 8-K:

(d) Exhibits.

99.1	February 17, 2022 press release of Middlefield Banc Corp.

104	Cover Page Interactive File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEFIELD BANC CORP.

Date: February 17, 2022	/s/ James R. Heslop, II
Executive Vice President and COO